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                                                                     EXHIBIT 4.5

                      TERRA NOVA (BERMUDA) HOLDINGS LTD.
                  1997 NON-EMPLOYEE DIRECTORS SHARE UNIT PLAN
                         (Effective as of May 20, 1997)

1.  Purposes
    --------

  The purposes of the Plan are to enable the Company to attract, retain and motivate highly qualified directors and to enhance a long-term mutuality of interest between the directors and shareholders of the Company by providing eligible directors with an equity interest in the Company under the Plan.


2.  Definitions
    -----------

  Unless the context requires otherwise, the following words as used in the Plan shall have the meanings ascribed to each below, it being understood that masculine, feminine and neuter pronouns are used interchangeably, and that each comprehends the others.

       (a) "Award" shall mean any Share Unit awarded under the Plan.

       (b) "Board" shall mean the Board of Directors of the Company.

       (c) "Change in Control" shall mean the occurrence of any of the following events:

                  (i) a majority of the members of the Board at any time cease for any reason other than due to death or disability to be persons who were members of the Board twenty-four months prior to such time (or, if at the relevant time less than twenty-four months has elapsed since the effective date hereof, since such effective date) (the "Incumbent Directors"); provided that any director whose
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           election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the members of the Board then still in office who are Incumbent Directors shall be treated as an Incumbent Director; or

                  (ii) any "person", including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act, but excluding the Company, its Subsidiaries, any employee benefit plan of the Company or any Subsidiary, employees of the Company or any Subsidiary or any group of which any of the foregoing is a member) is or becomes the "beneficial owner" (as defined in Rule 13(d)(3) under the Exchange
           Act), directly or indirectly, including without limitation, by means of a tender or exchange offer, of shares or securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding shares and securities; or

                  (iii) the shareholders of the Company shall approve a definitive agreement (x) for the merger or other business combination
                                 -
           of the Company with or into another corporation immediately following which merger or combination (A) the shares of the surviving entity
                                        -
           are not readily tradeable on an established securities market, (B) a
                                                                           -
           majority of the directors of the surviving entity are persons who (1)
                                                                              -
           were not directors of the Company immediately prior to the merger and
           (2) are not nominees or representatives of the Company or (C) any
            -                                                         -
           "person," including a "group" (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act, but excluding the Company, its Subsidiaries, any employee benefit plan of the Company or any Subsidiary, employees of the Company or any Subsidiary or any group of which any of the foregoing is a member) is or becomes the "beneficial owner" (as defined in Rule

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           13(d)(3) under the Exchange Act), directly or indirectly, of 30% or more of the combined voting power of the then outstanding shares and securities of the surviving entity or (y) for the direct or indirect
                                                  -
           sale or other disposition of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a "Change in Control" shall not be deemed to occur in the event the Company files for bankruptcy, liquidation or reorganization under the laws of Bermuda.

  (d) "Company" shall mean Terra Nova (Bermuda) Holdings Ltd., a Bermuda company, and any successor thereto.

  (e) "Compensation" shall mean the annual retainer fees earned by an Eligible Director for service as a Director.

  (f) "Director" shall mean any member of the Board, whether or not such member is an Eligible Director.

  (g) "Eligible Director" shall mean a director of the Company who is not, at the relevant time, an officer or employee of the Company or any of its Subsidiaries.

  (h) "Equity Fee Election" shall mean an Eligible Director's election to receive all or a portion of his Compensation in the form of Share Units in lieu of cash that shall be irrevocable for the calendar year to which it applies.

  (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

  (j) "Fair Market Value" shall mean, as of any date of determination, (i) the
                                                                        -
closing price of a Share on a national securities exchange on the date of determination, as reported for such day in the Wall Street Journal or (ii) the
                                                                       --
last bid price for a Share on such date, as reported on

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a nationally recognized system of price quotation.  In the event that there are no Stock transactions reported on such exchange or system on such date, Fair Market Value shall mean the closing price or the last bid price, whichever is applicable, on the immediately preceding day on which Stock transactions were so reported.

   (k) "Grant Date" shall mean, with respect to the grant of Share Units under the Plan, each date on which Compensation becomes payable to members of the Board, beginning with the third business day following the effective date hereof.

   (l) "Plan" shall mean the Terra Nova (Bermuda) Holdings Ltd. 1997 Non-Employee Directors Share Unit Plan, as set forth herein and as amended from time to time.

   (m) "Share" shall mean a share of Stock.

   (n) "Share Unit" shall mean a contractual obligation of the Company to deliver a Share or pay cash based on the Fair Market Value of a Share to an Eligible Director or the beneficiary or estate of such Eligible Director as provided herein.

   (o) "Stock" shall mean the Class A Ordinary Shares, par value $5.80 per Share, of the Company.

   (p) "Subsidiary" shall mean any company, corporation or partnership (organized or established in any part of the world) in which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of shares or stock of such company or corporation or of the capital interest or profits interest of such partnership.

3. Effective Date
   --------------

   The effective date of the Plan shall be May 20, 1997.

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4. Administration
   --------------

   (a) Powers of the Board.  The Plan shall be administered by the Board.  The
       -------------------
Board may delegate its powers and functions hereunder to the Compensation Committee of the Board. The Board shall have full authority to interpret, administer and construe the Plan; to establish, amend and rescind rules for carrying out the Plan; and to make all other determinations and to take such steps in connection with the Plan as the Board, in its discretion, deems necessary or desirable for administering the Plan.

   (b) Delegation.  The Board may designate the Secretary of the Company, other
       ----------
officers or employees of the Company or competent professional advisors to assist the Board in the administration of the Plan, and may grant authority to such persons to execute agreements or other documents on its behalf.

   (c) Agents and Expenses.  The Board may employ such legal counsel,
       -------------------
consultants and agents as it may deem desirable for the administration of the Plan, and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. All expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Company.

   (d) Indemnification.  No member or former member of the Board or any
       ---------------
committee thereof or any person designated pursuant to Section 4(c) shall be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law and the Company's Bye-Laws, each member or former member of the Board or any committee thereof or any person designated pursuant to Section 4(c) shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with

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the Plan, unless arising out of such person's bad faith or willful misconduct.
Such indemnification shall be in addition to any rights of indemnification the person may have as a director, officer or employee or under the Bye-Laws of the Company, by contract, as a matter of law or otherwise.


5.  Shares; Adjustment Upon Certain Events
    --------------------------------------

   (a) Shares Available.  Shares to be issued under the Plan may consist, in
       ----------------
whole or in part, of Shares held in trust for the Plan or authorized but unissued Shares, not reserved for any other purpose. The aggregate number of Shares that may be issued under the Plan shall not exceed 100,000 Shares, except as provided in this Section 5.

   (b) Cancelled, Terminated or Forfeited Awards.  Any Shares subject to any
       -----------------------------------------
portion of an Award which, in any such case and for any reason, is cancelled, terminated or otherwise settled, without the issuance of such Shares shall again be available for award under the Plan.

   (c) No Limit on Corporate Action.  The existence of the Plan and Shares
       ----------------------------
granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting the Stock, the dissolution or liquidation of the Company or any sale or transfer of all or part of its assets or business, or any other corporate act or proceeding.

   (d) Recapitalization and Similar Events.  In the event of any Share dividend
       -----------------------------------
or Share split, recapitalization, reorganization, merger, consolidation, combination, split-up, spin-off, distribution of assets to shareholders (other than ordinary cash dividends), exchange of shares, or other

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similar corporate change, the aggregate number of Shares available for Awards under Section 5(a) shall be appropriately adjusted by the Board and the Board's determination shall be conclusive.

6. Share Unit Awards
   -----------------

   (a) Equity Fee Election.  An Eligible Director shall have the right to make
       -------------------
an Equity Fee Election no later than December 31 of each calendar year with respect to Compensation to be earned for services rendered in one or more succeeding calendar years. Notwithstanding the foregoing, an Eligible Director may make an Equity Fee Election at any time during the 30-day period following the first date as of which such Eligible Director is eligible to participate in the Plan with respect to Compensation to be earned for services rendered following such Election. All Equity Fee Elections must set forth a percentage, up to 100%, of the Compensation payable to the Eligible Director that will be paid in the form of Share Units in lieu of cash. In the event the Compensation of an Eligible Director is increased subsequent to the making of an Equity Fee Election, such Election shall apply to the percentage of such Compensation elected by the Eligible Director, as so increased.

  (b)  Form and Duration of Equity Fee Election.  An Equity Fee Election shall
       ----------------------------------------
be made by written notice filed with the Secretary of the Company. Such Equity Fee Election shall continue in effect (including with respect to Compensation payable for subsequent calendar years) unless and until the Eligible Director revokes or modifies such Election by written notice filed with the Secretary of the Company. Any such revocation or modification of an Equity Fee Election shall become effective as of the end of the calendar year in which such notice is given and only with respect to Compensation payable for services rendered thereafter. Awards credited to an Eligible Director prior to the effective date of any such revocation or modification of an

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Equity Fee Election shall not be affected by such revocation or modification and shall be distributed only in accordance with the otherwise applicable terms of the Plan. An Eligible Director who has revoked an Equity Fee Election may file a new Equity Fee Election to defer Compensation payable for services to be rendered in the calendar year following the year in which such new Equity Fee Election is filed.

  (c) Share Units.  Effective on each Grant Date, each Eligible Director who has
      -----------
made an Equity Fee Election shall receive an award of Share Units. No Shares shall be issued at the time an award of Share Units is made and the Company shall not be required to set aside a fund for the payment of such award. Upon the effective date of the initial Share Unit award granted to an Eligible Director, the Company will establish a separate account for such Eligible Director and will record in such account the number of Share Units awarded to such Eligible Director from time to time under the Plan (with any fractional interest recorded as cash). The number of Share Units awarded to an Eligible Director on each Grant Date shall be equal to the greatest whole number of Shares obtained by dividing (i) the amount of Compensation deferred by such
                             -
Eligible Director pursuant to the Equity Fee Election of such Eligible Director then in effect with respect to the applicable period since the most recent Grant Date, by (ii) the Fair Market Value of one Share on the business day immediately
          --
preceding such Grant Date. The cash balance representing a fractional Share Unit, if any, will be credited to the Eligible Director's account under the Plan as cash until sufficient cash has accumulated to credit one or more additional whole Share Units to the Eligible Director's account.

  (d) Dividends.  The Company will credit to the account of each recipient of a
      ---------
Share Unit award an amount equal to any dividends paid by the Company during the period of deferral with respect to the corresponding number of Shares credited to such Eligible Director's Share Unit account ("Dividend Equivalents"). Any Dividend Equivalents with respect to cash dividends on the Stock credited to an

                                       8
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Eligible Director's account shall be deemed to have been invested in Shares on the record date established for the related dividend and, accordingly, a number of Share Units shall be credited to such Eligible Director's account equal to the greatest whole number of Shares obtained by dividing (x) the value of such
                                                          -
Dividend Equivalent on the record date and any cash credited to such Eligible Director's account, by (y) the Fair Market Value of a Share on such date (with
                        -
any fractional interest recorded as cash).

  (e) Vesting of Share Units.  Share Units, together with any Dividend
      ----------------------
Equivalents credited with respect thereto and cash credited to an Eligible Director's account, shall be fully vested at all times.

  (f) Timing and Form of Plan Distributions.  Any distribution hereunder shall
      -------------------------------------
be made in a lump sum as soon as administratively practicable following the termination of an Eligible Director's service as a director or upon termination of the Plan in accordance with Section 10. A former Eligible Director's Awards will be distributed in cash, in Shares or in a combination thereof as the Eligible Director may elect in accordance with procedures established by the Board. If a former Eligible Director fails to specify a form of payment with respect to his Awards under the Plan, such distribution shall be made in Shares.


7.  Change in Control.
    -----------------

  Notwithstanding anything herein to the contrary, upon the occurrence of a Change in Control, the Company shall pay each Eligible Director, not later than 60 days after the Change in Control occurs, cash in an aggregate amount equal to the product of (i) the number of Shares that are subject to all Share Units
                -
credited to such Eligible Director at the time of the Change in Control multiplied by (ii) the Fair Market Value on the date of the Change in Control,
               --
plus cash with respect to any cash credited to his account under the Plan.

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8.  Nontransferability of Awards
    ----------------------------

  No Award shall be transferable by the Eligible Director otherwise than by will or under the applicable laws of descent and distribution. In addition, no Award shall be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and no Award shall be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate any Award, or in the event of any levy upon any Award by reason of any attachment or similar process contrary to the provisions hereof, such Award shall immediately become null and void.

9.  Determinations
    --------------

  Each determination, interpretation or other action made or taken pursuant to the provisions of the Plan by the Board shall be final and binding for all purposes and upon all persons, including, without limitation, the Company, the directors, officers and other employees of the Company, the Eligible Director and their respective heirs, executors, administrators, personal representatives and other successors in interest.

10. Termination, Amendment and Modification
    ---------------------------------------

  (a) Termination and Amendment.  The Plan shall expire on the tenth anniversary
      -------------------------
of the date on which it is adopted by the Board (except as to Awards outstanding on that date), unless sooner terminated pursuant to paragraph (b) below or by action of the Board, and no Awards shall be granted under the Plan thereafter. The Board at any time or from time to time may amend the Plan to effect (i)
                                                                         -
amendments necessary or desirable for the Plan and Awards to conform to all applicable laws and regulations and (ii) any other amendments deemed
                                     --
appropriate.  Notwithstanding the fore-
going, the Board may not effect any amendment that would require the approval of the shareholders of the Company under Rule 16b-3 or any other requirement of applicable law or regulation unless such approval is obtained.

    (b)  Shareholder Approval.  Notwithstanding anything else in the Plan to the
         --------------------
contrary, any Awards granted under the Plan prior to the next annual meeting of shareholders of the Company following the effective date hereof (the "Annual Meeting") shall be subject to approval of the Plan by the shareholders of the Company at such Annual Meeting, and no distributions shall be made under the Plan until after the date of the Annual Meeting. In the event that the shareholders of the Company fail to approve the Plan at the Annual Meeting, (i)
                                                                             -
all Awards theretofore granted under the Plan shall terminate and be rendered void and without effect and (ii) the Plan shall terminate effective as of the
                             --
date of such Annual Meeting; provided that, in such event, each Eligible Director shall be entitled to a payment to be made in cash within 30 days following the date of the Annual Meeting in an amount equal to the Compensation deferred under the Plan, together with interest at the rate of interest publicly announced by Citibank, N.A. from time to time in New York City at its prime rate plus 200 basis points as of the effective date hereof, from the date or dates of deferral of Compensation under the Plan through the date of the Annual Meeting.

  (c) No Effect on Existing Rights.  Except as provided in Section 10(b) above
      ----------------------------
or as otherwise required by law, no termination, amendment or modification of the Plan may, without the consent of an Eligible Director of an Award, alter or impair the rights and obligations of such Eligible Director under any then outstanding Award.


11. Trust Fund
    ----------

  The Plan shall be unfunded and all benefits under the Plan to an Eligible Director shall be the unfunded

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obligation of the Company.  The Company shall establish a trust (the "Trust"), which is intended to be a "grantor trust" within the meaning of sections 671 et
                                                                             --
seq. of the Internal Revenue Code of 1986, as amended, to assist the Company in
---
meeting its obligations hereunder. The Trust will hold Shares, cash and other property contributed to the Trust by the Company from time to time to provide itself with a source of funds to assist it in meeting its obligations to Eligible Directors under the Plan. Persons entitled to benefit payments under the terms of the Plan shall not have any greater rights or status than unsecured general creditors of the Company with respect to assets of the Trust.

  The trust agreement (the "Trust Agreement") creating the Trust will contain procedures to the following effect: In the event of the insolvency of the Company, the assets of the Trust shall be available to pay the claims of creditors of the Company as a court of competent jurisdiction may direct. The Company shall be deemed to be "insolvent" if the Company is generally unable to pay its debts as they become due or if a winding up petition has been presented to the Supreme Court in Bermuda in respect of the Company and it has not been dismissed. In the event the Company becomes insolvent, the Board and the chief executive officer of the Company shall have a duty to inform the trustee of the Trust (the "Trustee") in writing of the Company's insolvency. Upon receipt of such notice, or if the Trustee receives written notice from a person claiming to be a creditor of the Company alleging such insolvency, the Trustee shall cease making payments from the assets of the Trust, shall hold such assets for the benefit of creditors of the Company and shall resume payments from the assets of the Trust only after the Trustee has determined that the Company is not, or is no longer, insolvent.

12. General Provisions
    ------------------

  (a) No Right to Serve as a Director.  The Plan shall not impose any
      -------------------------------
obligations on the Company to retain any Eligible Director as a director nor shall it impose any obligation on the part of any Eligible Director to remain as a director of the Company, provided that, each Eligible Director by accepting
                           --------
each Award shall represent to the Company that it is his good faith intention to continue to serve as a director of the Company until the next annual meeting of shareholders and that he agrees to do so unless a change in circumstances arises.

  (b) Rights as a Shareholder.  Subject to the terms of the Trust Agreement, an
      -----------------------
Eligible Director shall have no rights as a shareholder with respect to any Shares until he shall have become the holder of record of such Share(s) and no adjustments shall be made for dividends in cash or other property or distribution or other rights in respect of any such Shares, except as otherwise specifically provided for in the Plan.

  (c) Non-Exclusivity.  Neither the adoption of the Plan by the Board nor the
      ---------------
submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, payments of cash amounts related to the tax liabilities arising directly or indirectly from the issuance of Shares in respect of an Eligible Director hereunder.

  (d) Beneficiary Designation.  Each Eligible Director under the Plan may from
      -----------------------
time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Eligible Director, shall be in a form prescribed by the Company, and will be effective only when filed by the Eligible Director in writing with the Company during his lifetime. In the absence of any such designation, benefits remaining unpaid or Awards outstanding at the Eligible Director's death shall be paid to or exercised by the Eligible Director's surviving spouse, if any, or otherwise to or by his estate.

  (e) Listing of Shares.  If at any time the Board shall determine in its
      -----------------
discretion that the listing, registration or qualification of the Shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the delivery of Shares under the Plan, no Shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

  (f) Withholding Taxes.  The Company shall have the right to make such
      -----------------
provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state or local income or other taxes incurred by reason of the issuance of Shares under the Plan, including requiring a Participant to reimburse the Company for any taxes required to be withheld or otherwise deducted and paid by the Company in respect of the issuance of Shares. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the Participant upon such terms and conditions as the Board may prescribe.

  (g) Notices.  Each Eligible Director shall be responsible for furnishing the
      -------
Board with the current and proper address for the mailing of notices and delivery of agreements and Shares. Any notices required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Eligible Director furnishes the proper address.

  (h) Severability of Provisions.  If any provision of the Plan shall be held
      --------------------------
invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provision had not been included.

  (i) Incapacity.  Any benefit payable to or for the benefit of a minor, an
      ----------
incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Board, the Company and other parties with respect thereto.

  (j) Headings and Captions.  The headings and captions herein are provided for
      ---------------------
reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

  (k) Controlling Law.  The Plan shall be construed and enforced according to
      ---------------
the laws of the State of New York.

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